Exhibit 99.2

Sun New Media Expands Its Management Team

New York, February 20, 2007 (PR NEWSWIRE) — Sun New Media Inc. (OTCBB : SNMD) (“SNMD”) a Chinese internet-based business media and on-line merchant company, today announced the appointment of Mr. Jeffery Li as the Company’s Chief Financial Officer and Mr. Wang Dapeng as the Advisor to the CEO for Sales, Marketing and Business Development.

Mr. Li is a certified public accountant, and holds a Bachelors degree from Tsinghua University and an MBA degree from the University of Michigan Business School. His expertise includes U.S and China GAAP accounting and compliance procedures for the Sarbanes-Oxley Act. Mr. Li is fluent in Mandarin and English, which will enable him to effectively handle both the Company’s U.S. and China affairs.

Prior to joining Sun New Media, Mr. Li was the Chief Financial Officer of DGT Information Systems, a China-based joint venture with General Electric Corporation. Mr. Li also served in a financial executive role with Volvo (China) Investment Company, Ltd. and CTS Electronics Company, Ltd., a China-based company owned by Motorola.

Mr. Li’s responsibilities will include financial accounting, budgeting, financial and operational reporting and controls, forecasting, corporate strategy and investor communications. Mr. Li will be based in Sun New Media’s Beijing office with plans to visit United States regularly.

Mr. Dapeng Wang, the Company’s newly-appointed Advisor to the CEO for Sales, Marketing and Business Development, was formerly the Chief of Marketing and Business Development for Tencent Co. Ltd. Tencent is widely recognized as one of China’s largest internet companies, operating the country’s largest instant messaging software and community—QQ. Mr. Wang has a Bachelor’s degree from the Agricultural University of Southern China and a Master’s degree in integrated marketing and communications from Hong Kong University.

Dr. Bruno Wu, Chairman and Chief Executive Officer of Sun New Media stated, “Jeffrey Li’s proven expertise in building and implementing financial control systems, as well as hands-on approach to financial management, and Mr. Wang’s ability to execute new media sales and marketing operations, will both prove critical to the success of Sun New Media as we continue to expand our operations throughout China.

Mr. Li will assume the duties of Mr. Thomas Schuler effective March 1, 2007 in order for Mr. Schuler to act as an independent advisor to the Company on other strategic matters. Mr. Wang’s appointment is effective as of today.

About Sun New Media Inc.

Sun New Media is a Chinese Internet based business media company that builds direct-buyer communities and services them with digital media offerings, on-line exhibitions and customer loyalty programs. Sun New Media also builds e-enabled distribution systems, transaction platforms and business communities in fast growing Chinese vertical markets, connecting buyers and sellers with a suite of turnkey digital media, e-commerce, and information management solutions. Companies leverage Sun New Media’s web-based business media communities to access vital industrial intelligence and forge trading relationships with suppliers and buyers that promote cost efficiencies and increased distribution reach. Learn more at www.sunnewmedia.net

This press release includes statements that may constitute “forward-looking” statements, usually containing the word “believe,” “estimate,” “project,” “expect,” “plan,” “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Sun New Media’s product and services in the marketplace, competitive factors and changes in regulatory environments. These and other risks relating to Sun New Media’s business are set forth in Sun New Media’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on June 30, 2006, and other reports filed from time to time with the Securities and Exchange Commission. By making these forward-looking statements, Sun New Media disclaims any obligation to update these statements for revisions or changes after the date of this release.

Contact

Nicholas Topjian
VP, Corporate Affairs
ir@sunnewmedia.net
+86 10.8518.9669